                                                                    Exhibit 10.8


                          NATIONAL FIBER NETWORK, INC.
                                60 Hudson Street
                            New York, New York 10013

                                February 11, 1997

Peter Sahagen
Sahagen Consulting Group
300 Park Avenue   Suite 1700
New York, NY  10022

Dear Peter:

            This letter shall confirm our agreement and understanding with respect to the compensation which is due and payable to you for all services rendered on behalf of National Fiber Network, Inc. (the "Company"), your services as a director of the Company and other matters referred to herein.

            1. The Company will pay to you upon the first equity infusion of a minimum of $10,000,000, the sum of $250,000 in full and complete payment for (i) all services of any nature, manner or form which have been provided or performed by you on behalf of the Company in any capacity; and (ii) any fees, expenses or compensation due to you pursuant to any agreement, contract or understanding between you and the Company whether oral or written (with the exception of the reimbursement of moneys paid by you on behalf of the Company as provided for in a separate letter agreement between us as of this date.)

            2. Subject to the payment of the foregoing sum to you as provided herein, this letter shall confirm your release of any claims, causes of action, damages, expenses, wages or salary, known or unknown, liquidated or unliquidated, which you may have against the Company or any of its officers, directors, attorneys or agents; and the release by the Company and Stephen Garofalo of any claims, causes of action, damages, and or expenses, known or unknown, liquidated or unliquidated which either the Company or Stephen Garofalo may have against you.

            3. You or your designee (who shall be reasonably acceptable to this Board of directors) will be designated as a director of the Company and will continue to serve as a director of the Company without compensation for a period of six months commencing with the date of the execution of this letter agreement.

            4. The Company, shall direct its counsel, Silverman, Collura & Chernis, P.C., to file an application with the City of New York under the terms of the franchise agreement between the Company and the City of New York to obtain either a waiver or consent to your ownership of more than 5% of the issued and outstanding stock of the Company.

            5. The Company grants to you piggyback registration rights with respect to common stock of the Company owned by you which piggyback registration rights shall be in accordance with the same terms as provided for in the form of warrant which the Company has agreed to issue to US One Communications Corp., a copy of which terms is annexed hereto.

            6. This letter agreement shall be governed by the laws of the State of New York and may be executed in counterparts and by fax transmission among the parties.

            I would appreciate it if you would sign this letter in the space provided below in acknowledgement of the foregoing terms which shall serve as our agreement.


                                       Very truly yours,

                                       NATIONAL FIBER NETWORK,  INC.


                                       By:
                                          Stephen Garofalo, Chief Executive

Consented and Agreed to:



Peter Sahagen                          Stephen Garofalo


SAHAGEN CONSULTING GROUP


By:
          Peter Sahagen

5.    PIGGYBACK REGISTRATIONS

            5.1 Right to Piggyback. Each time following the Company's initial public offering of securities for its own account pursuant to a registration statement declared effective under the Securities Act that the Company proposes to register any of its securities (other than a registration statement on Form S-8 or Form S-4) under the Securities Act for cash sale and the registration form to be used may be used for the registration of Registrable Shares, the Company shall give prompt written notice to the Holders of its intention to effect such a registration (which notice shall be given not less than 30 days prior to the date the registration statement is filed) and such notice shall offer the Holders the opportunity to have any or all of the Registrable Shares included in such registration statement, subject to the limitations contained in
Section 5.2. In the event the Holders desire to have their Registrable Shares registered under this Section 5.1, the Holders will so advise the Company in writing within 20 days after the date of receipt of such notice from the Company. Subject to Section 5.2 below, the Company shall include in such registration statement all such Registrable Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other shares of Common Stock originally proposed to be registered.

            5.2 Priority on Registrations. If the managing underwriter advises the Company in writing that the number of shares of Registrable Shares requested to be included in the registration by all Persons (including the Company) exceeds the number of shares of Common Stock which can be sold in such offering, the Company will be obligated to include in such registration only (i) first, any and all shares of Common Stock for sale by the Company, and (ii) second, pro rata among the Registrable Shares and any other shares of Common Stock requested to be included pursuant to any other registration rights that may have been, or may hereafter be, granted by the Company (on the basis of the total number of shares of Registrable Shares and Common Stock that each holder has requested to be registered).

            5.3 Holdback Agreement. Unless the managing underwriter otherwise agrees, each of the Holders agrees not to effect any public sale or private offer or distribution of any Registrable Shares, Common Stock or Common Stock Equivalents during the ten (10) Business Days prior to any underwritten registration and during such time period after any underwritten registration (not to exceed 90 days) (except, if applicable, as part of such underwritten registration) as the Company and the managing underwriter may agree.

            5.4 Registration Procedures. Whenever the Holders have requested that any Registrable Shares be registered pursuant to this Section 5, the Company will use all reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible: (i) prepare and file with the Commission a registration statement on any appropriate form with respect to such Registrable Shares and use all reasonable efforts to cause such registration statement to become effective; (ii) prepare and file with the Commission such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one year (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments or to otherwise effect the sale of the Registrable Shares) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;
(iii) furnish to each seller of Registrable Shares and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares or the sale of such securities by such underwriters; (iv) use all reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter, if any, or holders of Registrable Shares reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions (provided, however, that the Company sell not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction); (v) notify each seller of Registrable Shares promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; (vi) notify each seller of Registrable Shares promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information; (vii) prepare and file with the Commission promptly, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company, the sellers of Registrable Shares or the managing underwriter, is required in connection with the distribution of the Registrable Shares; (viii) enter into such agreements (including underwriting agreements in the managing underwriter's customary form) as are customary in connection with an underwritten registration; and (ix) advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

            5.5. Suspension of Dispositions. Each Holder agrees that, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind which, in the opinion of the Company, requires the amendment or supplement of any prospectus, such Holder will forthwith discontinue disposition of Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 5.4(ii) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice.

            5.6 Registration Expenses. All expenses incident to the Company's performance of or compliance with this Section 5 including, without limitation, all registration and filing fees, all fees and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc. ("NASD") (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E of the By-laws of the NASD, and of its counsel), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depositary Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Shares), messenger and delivery expenses, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company whether or not any registration statement becomes effective; provided, however, that in no event shall Registration Expenses include any underwriting discounts or commissions attributable to the sale of the Registrable Shares or fees and expenses of counsel to the Holders.